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                                                              Exhibit 23(i)(2)

                               PALMER & DODGE LLP
                   111 HUNTINGTON AVENUE AT PRUDENTIAL CENTER
                             BOSTON, MA 02199-7613

January 30, 2002

Century Capital Management Trust
One Liberty Square
Boston, Massachusetts 02109



We hereby consent to the incorporation by reference into Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of the Trust (registration no. 333-86067) of our opinion filed with Pre-Effective Amendment No. 2, and to any reference to our firm in such Registration Statement.



/s/ PALMER & DODGE LLP
PALMER & DODGE LLP

             MAIN 617.239.0100 FAX 617.227.4420 www.palmerdodge.com